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Exhibit 10.42

Sublease

THIS SUBLEASE (this “Sublease”), dated as of April 16, 2019 (the “Effective Date”), between AVENTIS INC., a Pennsylvania corporation, having an address at North American Legal Department, U.S. Corporate, 55 Corporate Drive, Mail Stop 55A-525A, Bridgewater, New Jersey 08807-0977 (“Lessor”) and BLUEBIRD BIO, INC., a Delaware corporation, having an address at 60 Binney Street, Cambridge, Massachusetts 02142, Attn: General Counsel (“Lessee”).

W I T N E S S E T H:

WHEREAS, by that certain Lease Agreement, dated as of March 25, 2015, as amended by that certain First Amendment to Lease, dated as of October 27, 2015, and as further amended by Agreement Regarding Early Access, Waiver and Related Matters, dated as of June 19, 2017, and as further amended by Second  Amendment to Lease, dated as of June 30, 2018, and as further amended by Acknowledgment of Delivery and Rent Commencement Dates dated as of April 1, 2019 (as heretofore amended, the “Prime Lease”), by and between ARE-MA REGION NO. 40, LLC, a Delaware limited liability company (“Prime Landlord”), as landlord, and Sanofi US Services Inc, as tenant, Prime Landlord leased to Lessor certain premises located in the building located at 50 Binney Street, Cambridge, MA (the “Building”) as such premises are more particularly described in the Prime Lease;

WHEREAS, Sanofi US Services Inc. assigned the Prime Lease to Lessor pursuant to that certain Assignment and Assumption of Lease, dated as of February 14, 2019, by and between Sanofi US Services Inc., as assignor, and Lessor, as assignee;

WHEREAS, Lessee desires to sublease from Lessor certain premises, consisting of the entire Premises under the Prime Lease, on the first through tenth floors of the Building, together with certain areas of the Garage (as defined in the Prime Lease) and all as identified on Exhibit A hereto (the “Subleased Premises”), containing approximately 267,278 rentable square feet in total, upon the terms, covenants and conditions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Subleased Premises

1.01.Lessor hereby subleases to Lessee, and Lessee hereby subleases and hires from Lessor, the Subleased Premises for the term hereinafter stated on the terms and provisions hereinafter provided or incorporated in this Sublease by reference.  Lessee shall have the right to use such common areas which are appurtenant to or service the Subleased Premises to the extent that such right has been granted to Lessor pursuant to the Prime Lease.  Lessor represents and warrants to Lessee that (i) a true, correct and complete copy of the Prime Lease (excluding redacted terms not relevant to Lessee) is attached here as Exhibit B, (ii) the Prime Lease is in full force and effect, (iii) to Lessor’s knowledge, Lessor is not in default under the Prime Lease, and (iv) Lessor has not received any notice from Prime Landlord that Lessor is in default under the Prime Lease.

1.02.Lessee has examined the Subleased Premises and is fully familiar with the physical condition thereof.  Except as specifically set forth in this Sublease, Lessor has not made and does not make any representations or warranties as to such physical condition, the rentable area of the Subleased Premises, the use to which the Subleased Premises may be put, or any other matter or thing affecting or relating to the Subleased Premises, and Lessee hereby expressly agrees to accept the Subleased Premises in its “as-is” condition, subject to the terms and conditions of this Sublease.  All understandings and agreements heretofore made between the parties hereto are merged in this Sublease which alone fully and completely expresses their agreement, and neither party is relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

1.03.Lessee shall use and occupy the Subleased Premises solely for technical office use (which includes, as permitted uses and not accessory uses, research and development use, lab use and office use), with permitted accessory uses, all as such use may be permitted in the Prime Lease, and for no other purpose whatsoever.

2.Term, Prime Landlord Consent, Non-disturbance

2.01.  The term (the “Term”) of this Sublease shall commence on the later to occur of (i) the date Prime Landlord has consented to the subleasing contemplated hereby in accordance with Section 2.02 and (ii) the date Lessor has delivered the Premises to Lessee in accordance with Section 3.01 hereof (the “Commencement Date”), and shall expire at 11:59 pm on December 31, 2030 (the “Expiration Date”).

2.02.This Sublease shall have no effect until Prime Landlord shall have given its written consent hereto in accordance with the terms of the Prime Lease.  If Prime Landlord has not given its written consent to this Sublease for any reason whatsoever within one hundred twenty (120) days after the date of the execution and delivery of this Sublease by Lessor and Lessee and its delivery to Prime Landlord, then either party hereto may elect to cancel this Sublease by giving notice to the other party within sixty (60) days after the expiration of said one hundred twenty (120)-day period (unless such period shall be extended as hereinafter provided or otherwise by mutual agreement between Lessor and Lessee), but prior to the giving of said

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consent by Prime Landlord to this Sublease.  Lessor and Lessee each agree to use all reasonable efforts to obtain such consent.  Lessee acknowledges that it will be required to execute and deliver such consent as a condition precedent to the execution thereof by Prime Landlord and Lessee agrees that it shall promptly execute and deliver to Lessor such consent provided the same does not impose material obligations or liabilities on Subtenant in addition to Subtenant’s obligations and liabilities under this Sublease, or materially reduce Subtenant’s rights as provided under this Sublease.  If either party shall have given notice of termination to the other party in accordance with the provisions of this Section 2.02, then: (i) Lessor shall not be obligated to take any further action to obtain such consent, (ii) Lessor shall refund to Lessee the Security Deposit (as defined herein) and any additional sums paid in relation to this Sublease, all to the extent paid by Lessee and (iii) this Sublease shall thereupon be deemed null and void and of no further force and effect and neither of the parties hereto shall have any rights or claims against the other, except for those provisions which expressly survive the expiration or termination of this Sublease.  Whether or not such consent is granted, Lessor shall pay the out of pocket fees and costs charged by Prime Landlord in connection with the request for its consent to this Sublease in accordance with the applicable provisions of the Prime Lease.

2.03.Except as permitted pursuant to Sections 19 (casualty) and 20 (condemnation) of the Prime Lease, Lessor shall not voluntarily cancel, terminate, amend the material terms of or surrender the Prime Lease without the prior written consent of Lessee, which consent may be withheld in Lessee’s sole discretion, provided, that, Lessee shall not have any right to consent to any of the foregoing if (a) Prime Landlord accepts this Sublease as a direct lease between Prime Landlord and Lessee or (b) any such cancellation, termination, amendment or surrender would not have an adverse effect upon this Sublease.  Notwithstanding anything contained herein, Lessor agrees not to exercise any extension, expansion or contraction options or any further  rights contained in the redacted portions of the Prime Lease, without the written consent of Lessee, which may be withheld in its sole discretion.  Lessor shall deliver to Lessee copies of all executed amendments to the Prime Lease, which copies may be redacted so as to remove from view any confidential information.  Lessor shall not, without Lessee’s prior written consent, cause a default under the Prime Lease that would permit the Prime Landlord to cancel or terminate or surrender the premises demised under the Prime Lease unless Prime Landlord has either agreed or will agree to recognize Lessee’s rights under this Sublease from and after the date of such surrender or termination of the Prime Lease pursuant to a written agreement reasonably acceptable to Lessee.  Lessor shall not take any action under the Prime Lease that would adversely impair the right of Lessee to use and occupy the Subleased Premises for the purposes and as provided under this Sublease.   If the term of the Prime Lease is terminated for any reason prior to the Expiration Date, this Sublease shall thereupon terminate ipso facto without any liability of Lessor to Lessee by reason of such early termination unless such termination is due to (i) Lessor’s violation of its express covenant set forth in this Section 2.03 or (ii) Lessor’s default under the Prime Lease which default was not caused by Lessee.  References in this Sublease to the “termination” of this Sublease include the Expiration Date and any earlier termination thereof pursuant to the provisions of this Sublease, the Prime Lease or by law.  Except as otherwise expressly provided in this Sublease with respect to those obligations of Lessee which by their nature or under circumstances can only be, or under the provisions of this Sublease may be or are required to be, performed after the termination of this Sublease, the Term

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and estate granted hereby shall end at 11:59 PM on the date of termination of this Sublease as if such date were the Expiration Date, and, except as provided herein, neither party shall have any further obligation or liability to the other under this Sublease.  Notwithstanding the foregoing, any liability of Lessor or Lessee to make any payment under this Sublease, which shall have accrued prior to the termination of this Sublease, shall survive the termination of this Sublease.  Notwithstanding anything in this Sublease to the contrary, Lessee shall not be responsible for (i) any default under the Prime Lease unless attributable to a default under this Sublease by Lessee or anyone claiming by through or under Lessee, (ii) conditions at the Subleased Premises, for which the obligation to maintain and repair resides with Prime Landlord under the Prime Lease and/or which existed as of the Commencement Date, (iii) the payment of any charges, fees and other costs imposed by Prime Landlord on Lessor as a result of Lessor’s default under the Prime Lease except if caused by the act or omission of Lessee or anyone claiming by, through or under Lessee, (iv) the removal and/or restoration of any of the Tenant Improvements or any Alterations or Installations existing in the Subleased Premises as of the Commencement Date (except to the extent of any further alterations of the same by Lessee), or (v) making payment of any sums either to Prime Landlord or Lessor in satisfaction of any charges accruing under the Prime Lease (whether denominated as rent, rental, additional rent or otherwise) for any period prior to the Term of this Sublease.  In the event that Lessee desires to terminate this Sublease due to a condemnation or casualty, Lessee shall deliver notice of such termination to Lessor within five (5) days after delivery by Lessor of a copy of the notice delivered by Prime Landlord pursuant to the first sentence of Section 18(b) of the Prime Lease.  In the event of condemnation or casualty, Lessee shall be entitled to abatement of rent only to the extent that Lessor actually receives such abatement of rent from Prime Landlord under Section 18 of the Prime Lease.  Lessor shall have no obligation to provide or attempt to provide to Lessee any substitute space in the event of condemnation or casualty.

3.Condition of Premises

3.01.Lessee acknowledges and agrees that it is subletting the Subleased Premises in its “as is” condition as of the Commencement Date and that, subject to this Section 3.01, Lessor is not required to perform any work in the Subleased Premises or provide any allowance or other concession to Lessee.  Lessee acknowledges that Lessor will continue to occupy the Subleased Premises from the date of this Sublease until shortly before the Commencement Date and accordingly, there will be some changes to the condition of the Subleased Premises arising out of ordinary use and wear and tear.  Lessor covenants and agrees that, during the period between the date of this Sublease and the Commencement Date, Lessor will maintain and repair the Subleased Premises in a manner consistent with its past practice and in compliance with the terms of the Prime Lease.  Lessor and Lessee shall conduct a walk through immediately prior to the date of this Sublease and immediately prior to the Commencement Date.  In the event of any material change in the condition of the Subleased Premises (excluding ordinary wear and tear) between the date of this Sublease and the Commencement Date arising from the breach by Lessor of its covenant contained in the immediately preceding sentence, Lessee’s sole remedy shall be that Lessor shall either cure such material changes at Lessor’s sole expense or permit Lessee cure such material changes at Lessor’s expense, in which event Lessor shall reimburse Lessee for such costs within thirty (30) days after delivery by Lessee to Lessor of all applicable

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invoices and other reasonable documentation of the costs of cure.  All understandings and agreements heretofore made between the parties hereto are merged in this Sublease which alone fully and completely expresses their agreement, and neither party is relying upon any statement, representation or warranty made by the other not embodied in this Sublease.  Lessor makes no representation concerning, and shall have no liability in connection with, the quantity, quality or condition of any and all services, equipment and supplies given to Lessee; provided, however, Lessor agrees that Lessee shall be entitled to receive all services, utilities, repairs and restorations to be provided by Prime Landlord under the Prime Lease with respect to the Subleased Premises.  Subject to obtaining the approval of Prime Landlord in accordance with Section 2.02 hereof, the parties intend that the Commencement Date shall be July 1, 2021 (“Intended Commencement Date”) and that Lessor shall deliver the Subleased Premises to Lessee on such Intended Commencement Date in accordance with this Section 3.01, provided, however, that Lessor shall have the right, to be exercised upon not less than nine (9) months’ prior written notice to Lessee, to extend the Intended Commencement Date one or more times by up to six (6) months in the aggregate (i.e., to an outside Intended Commencement Date of January 1, 2022).  On the Intended Commencement Date (as extended, if applicable and subject to the approval of Prime Landlord in accordance with Section 2.02 hereof), Lessor shall deliver the Subleased Premises to Lessee in vacant and “broom clean” condition.  In addition, Lessor shall remove all interior signage displaying the name of Lessor or its affiliates.

3.02Promptly following the Commencement Date, Lessor and Lessee shall enter into an agreement in form and substance reasonably satisfactory to Lessor and Lessee confirming the Commencement Date, but the failure to enter into such agreement shall not delay the Commencement Date.

3.03Not later than one hundred twenty (120) days prior to the expiration of the Term of this Sublease, Lessee shall deliver to Lessor for Lessor’s approval a detailed plan for Lessee’s surrender of the Subleased Premises at the end of the term, including detailed plans relating to the removal of any signage, rooftop equipment and similar long lead items.  Lessor shall have the right to require modifications to such plan to the extent Lessor determines in its sole discretion that such modifications are required in order to effect the timely surrender and vacation of the premises leased under the Prime Lease.  Lessee shall cause all work required to be performed by Lessee in connection with the surrender of the Demised Premises to be performed not later than thirty (30) days prior to the expiration of the Term of this Sublease.  During the one hundred twenty (120) day period prior to the expiration of the Term of this Sublease, Lessor shall have the right to access the Subleased Premises from time to time to perform and inspect work and otherwise to ensure that the premises leased to Lessor under the Prime Lease will be surrendered and vacated in accordance with the terms of the Prime Lease.  Notwithstanding the foregoing, in the event that, prior to the expiration of the Term of this Sublease, Prime Landlord and Lessee enter into a direct lease having a term commencing immediately following the Term of this Sublease and Prime Landlord releases Lessor from all surrender, restoration and similar obligations contained in the Prime Lease relating to the physical condition of the Premises and the compliance of the Premises with applicable laws, then in such event this Section 3.03 shall not be applicable, and Lessee shall be relieved of its surrender and restoration obligations as between Lessor and Lessee under this Sublease.

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4.Rental

4.01.Lessee shall pay to Lessor rent (“Base Rent”) at the rate of Twenty-Six Million Seven Hundred Fourteen Thousand Four Hundred Thirty-Six and 10/100 Dollars ($26,714,436.10) per annum (i.e., at a rate of Ninety-Nine and 95/100 Dollars ($99.95) per rentable square foot), in equal monthly installments in accordance with the Base Rent schedule attached as Schedule 1 hereto, on the first day of each calendar month, commencing on the Commencement Date, subject to Section 4.03 below.

4.02Base Rent, Additional Rent (as hereinafter defined) and all other costs, charges and sums payable by Lessee hereunder are sometimes herein collectively defined as “Rental”.  If the Rent Commencement Date (as hereinafter defined) falls on any day other than the first of a month, then the Base Rent for such month shall be prorated on a per diem basis, and Lessee agrees to pay the amount thereof for such partial month on the Rent Commencement Date along with any other amounts due Lessor under this Sublease.  The obligation of Lessee to pay Rental and other sums to Lessor and the obligations of Lessor hereunder are independent obligations.  Except as expressly provided in Section 4.03 or Section 4.06, Lessee shall have no right at any time to abate, withhold, reduce or set off any Rental due hereunder.

4.03.Subject to the provisions of this Section 4, Lessee shall (i) not be required to pay the Base Rent for the period commencing on the Commencement Date and ending on the Rent Commencement Date, and (ii) shall not be required to pay the Operating Expense Payment for the period commencing on the Commencement Date and ending on the day that is forty-five (45) days following the Commencement Date (the “Operating Expense Payment Commencement Date”).  Subject to the provisions of this Sublease, the term “Rent Commencement Date” shall mean the date which is the earlier to occur of (i) the date which is ninety (90) days following the Commencement Date and (ii) the date Lessee takes occupancy of all or any portion of the Subleased Premises for the purpose of operating its business.  So long as Lessee is not in default beyond any applicable notice and cure periods, Lessor hereby excuses (y) Lessee’s obligation to pay Base Rent (but not Additional Rent) for the period commencing on the Commencement Date and ending on the Rent Commencement Date, and (z) Lessee’s obligation to pay the Operating Expense Payment for the period commencing on the Commencement Date and ending on the Operating Expense Payment Commencement Date.  Except as expressly set forth in the preceding sentence, there shall be no abatement or excusal of Lessee’s obligation to pay Additional Rent in accordance with this Sublease and Lessee shall pay all Additional Rent, other than the Operating Expense Payment, due hereunder from and after the Commencement Date.

4.04.In addition to the Base Rent, Lessee covenants and agrees to pay Lessor an amount equal to the Operating Expense Payment (as hereinafter defined).  The term “Operating Expense Payment” shall mean one hundred percent (100%) of Lessor’s obligations to make payments to Prime Landlord in accordance with Section 5 of the Prime Lease, it being understood and agreed that such payments contemplated under Section 5 of the Prime Lease include, among other things, (i) Operating Expenses, (ii) Taxes, (iii) Landlord’s Property Management Fee, and (iv) Tenant’s share of Operating Expenses for the Garage, the Project, the Campus and the Premises (each such term, as defined in the Prime Lease).

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4.05Upon receipt by Lessor of statements of Operating Expenses from Prime Lessor under the Prime Lease, Lessor shall deliver copies of the same to Lessee, along with and any other supporting documentation received from Prime Landlord, which statements shall set forth the Additional Rent payable by Lessee.  The Additional Rent shall be payable by Lessee to Lessor in the same manner as the same is payable by Lessor to Prime Landlord, except that, subject to Section 5.02(11) hereof, Lessee shall pay all installments of Additional Rent directly to Lessor at least five (5) business days prior to the respective due dates under the Prime Lease.  As used herein the term “Additional Rent” shall mean the Operating Expense Payment and all other costs, charges and sums payable under this Sublease.  Additionally, Lessee shall be required to pay for any additional charges incurred by Lessee on account of Services (as hereinafter defined) offered at the Building utilized by Lessee or provided at the request of Lessee or supplies requested or utilized by Lessee.

4.06Lessee shall pay all utility charges as Operating Expenses or otherwise in accordance with the Prime Lease.  For the avoidance of doubt, as of the Effective Date of this Sublease, all utilities are separately metered for the Subleased Premises.  Lessee shall not use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Subleased Premises would result in an overload of the electrical equipment supplying electric current to the Subleased Premises or would otherwise violate the terms of the Prime Lease.  Lessee shall not permit its use of electric current to exceed the capacity of the then existing feeders, risers, wiring or bus ducts to the Subleased Premises.  In no event shall Lessor be liable or responsible to Lessee for any loss, damage or expense that Lessee sustains or incurs if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Lessee’s requirements except to the extent due to the negligence or willful misconduct of Lessor.  To the extent that, for any period during the Term of this Sublease, Lessor actually receives an abatement or set-off of rent under the Prime Lease (and such abatement or set-off of rent is not disputed by Prime Landlord after expiration of all notice and cure periods set forth in the Prime Lease), Lessor shall provide to Lessee an abatement or set-off, as applicable, against the Rental due hereunder in a like amount. Lessor agrees that, if under the Prime Lease any right or remedy of Lessor related to an abatement or set-off is subject to or conditioned upon Lessor making any demand upon Prime Landlord or giving any notice or request to Prime Landlord  then, if Lessee shall so request, Lessor, at Lessee’s expense, shall promptly make such demand or give such notice or request on Lessee’s behalf.

4.07Lessee shall pay all Rental in lawful money of the United States, when due and payable, without setoff, offset or deduction of any kind whatsoever, except as expressly provided for in this Sublease (including Prime Lease provisions which may be incorporated by reference), and in the event Lessee fails to pay the same when due, Lessor shall have the rights and remedies provided for herein or at law or in equity, in the case of non-payment of Rental.

4.08.Except as otherwise specifically provided for herein, Rental shall be paid by Lessee to Lessor at the address of Lessor set forth above, or such other place as Lessor may designate in writing, without prior notice or demand therefor and without any abatement, deduction or setoff.

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4.09If any Rental due from Lessee is not received by Lessor when due, Lessee shall pay to Lessor on demand a late payment charge of four percent (4%) of the past-due amount; provided, however, Lessor agrees to waive such late charge one time in any twelve (12) month period, provided that the late payment is made within five (5) days of Lessor’s written notice demanding payment.  Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount, or prevent Lessor from exercising any of the other rights and remedies available to Lessor under this Sublease or under applicable law.  In addition to the late charge, Rental not paid when due shall bear interest at the Default Rate from the date due until paid.

4.10At the request of Lessee and at Lessee’s sole cost (except to the extent Prime Landlord is obligated to pay for the same in accordance with Section 5 of the Prime Lease, and Lessor receives such amount from Prime Landlord, which Lessor shall then provide to Lessee for the cost of its Independent Review, as such term is defined in the Prime Lease), Lessor shall exercise the audit rights granted to the Tenant under Section 5 of the Prime Lease.  In the event that Lessee elects to exercise such audit rights, such audit rights shall relate solely to Prime Landlord’s determination of Operating Expenses.  Lessee shall reimburse Lessor within thirty (30) days of Lessor’s written demand for any and all third party out of pocket costs incurred by Lessor in connection with exercising such audit rights and Lessee shall defend, indemnify and hold Lessee harmless from and against any and all claims, damages and liabilities incurred by Lessor in connection with Lessee’s exercise of such audit rights.  Lessor shall have no liability whatsoever in connection with any errors or omissions relating to Prime Landlord’s determination of Operating Expenses or other charges under the Prime Lease.

5.Subordination to and Incorporation of Prime Lease; Certain Rights of Lessee

5.01.This Sublease is subordinate to, and Lessee accepts this Sublease subject to (except as modified herein), all of the terms, covenants, provisions, conditions and agreements contained in the Prime Lease and the matters to which the Prime Lease is subject and subordinate.  Lessee acknowledges that a redacted copy of the Prime Lease has been delivered to and examined by Lessee.

5.02.Except as otherwise provided in this Sublease, all of the terms, covenants, conditions, provisions and agreements of the Prime Lease (including, without limitation, definitions and constructions therein contained), except such as by their nature or purport do not relate to the Subleased Premises pursuant to this Sublease or are inconsistent with any of the provisions of this Sublease, are hereby incorporated in and made part of this Sublease with the same force and effect as though set forth at length herein, it being understood and agreed that, for purposes of this Sublease:

(1)references in the Prime Lease to “Landlord” and to “Tenant” shall be deemed to refer to “Lessor” and “Lessee” hereunder (except as otherwise expressly provided in this Sublease);

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(2)references in the Prime Lease to “Rent” shall be deemed to refer to the “Rental” as defined herein;

(3)references in the Prime Lease to “Base Rent” shall be deemed to refer to the “Base Rent” as defined herein;

(4)references in the Prime Lease to “Additional Rent” shall be deemed to refer to the “Additional Rent” as defined herein;

(5)references in the Prime Lease to “this Lease” shall be deemed to refer to this Sublease;

(6)references in the Prime Lease to “Premises” shall be deemed to refer to the “Subleased Premises” as defined herein;

(7)references in the Prime Lease to the “Term” shall be deemed to refer to the “Term” as defined herein;

(8)to the extent that the Prime Landlord reserves the right to enter the Subleased Premises, for purposes of incorporation herein, such right shall inure to the Lessor and to the Prime Landlord;

(9)in any case in the Prime Lease where the consent or approval of Prime Landlord is required pursuant to the terms of the Prime Lease, for purposes of incorporation herein such consent or approval shall include the Lessor and the Prime Landlord;

(10)in any case in the Prime Lease where the Prime Landlord’s architects or engineers have the right to review any plans or specifications of Tenant with respect to alterations, for purposes of incorporation herein, such right shall inure to Lessor, Lessor’s architects and engineers and Prime Landlord and Prime Landlord’s architects and engineers; and

(11)the time limits provided in the provisions of the Prime Lease for the giving of notice, for making demands, for the performance of any act, condition or covenant, or for the exercise of any right, remedy or option, by either party, are amended for the purposes of this Sublease, by lengthening or shortening the same in each instance by one (1) business day, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Lessor or Lessee, as the case may be, within the time limits relating thereto contained in the Prime Lease.  Notwithstanding, the foregoing, if the Prime Lease allows only (i) ten (10) days or fewer for non-monetary obligations, or (ii) five (5) days or fewer for monetary obligations, for Lessor as tenant to perform any act, or to undertake to perform such act, or to correct a failure relating to the Subleased Premises of this Sublease, then, Lessee shall perform or undertake such act and/or correct such failure prior to the expiration of the applicable time limitations set forth in the Prime Lease.

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5.03.The following sections of the Prime Lease shall not be incorporated herein by reference:

1)	Basic Lease Provisions -
a)	Base Rent
b)	Security Deposit
c)	Delivery Date/Initial Premises
d)	Delivery Date/Remainder Premises
e)	Rent Commencement Date/Initial Premises
f)	Rent Commencement Date/Remainder Premises
g)	Base Rent Adjustment Percentage
h)	Base Term
2)	Exhibit A
3)	Exhibit A-1
4)	Exhibit A-3
5)	Exhibit A-4
6)	Exhibit C-1
7)	Exhibit C-2
8)	Exhibit N
9)	Section 1(a), fourth sentence
10)	Section 1(c)
11)	Sections 2(a), 2(b), 2(c) and 2(d)
12)	Section 3
13)	Section 4
14)	Section 5 - the two grammatical paragraphs prior to the final grammatical paragraph.
15)	Section 14 (delete the words “subject to Landlord’s Warranty under the Work Letter”)
16)	Section 17(b), third grammatical paragraph is deleted. All insurance must be provided by insurance companies having the qualifications set forth in the second grammatical paragraph of Section 17(b)
17)	Section 18(a)
18)	Section 21(b)
19)	Section 22(c)
20)	Section 35
21)	Section 36 – as this section shall relate to Lessor and Lessee. Such provision shall still apply to Prime Landlord.
22)	Section 38 (other than the first grammatical paragraph, which shall remain incorporated as part of this Sublease)
23)	Section 39
24)	Section 40
25)	Entire Agreement Regarding Early Access, Waiver and Related Matters dated as of June 19, 2017
26)	Entire Second Amendment to Lease dated as of June 30, 2018

For the avoidance of doubt, (i) in no event shall Lessee be responsible for any redacted provisions of the Prime Lease and (ii) though the same are incorporated herein by reference, the parties agree that as between Lessor and Lessee, in no event shall Lessor have any obligations or liabilities to Lessee under the final grammatical paragraph of Section 5, Section 10(a), Section 10(b), or Sections 16(b), 27, 30 or 36 and Exhibit H of the Prime Lease.

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5.04.Alterations.  The provisions of this Section 5.04 are in addition to and not in substitution for the provisions of Section 12 of the Prime Lease.  Lessor shall have the right to reasonably approve Lessee’s contractors for work having a value of more than $100,000.  Lessor and Prime Landlord shall be named as additional insured in each contractor’s builder’s risk policy (if applicable) and liability policies for each construction project.  Any alterations, decorations and installations made by Lessee, or any assignee or subtenant of Lessee shall be removed by Lessee prior to the expiration of the Term if Prime Landlord or Lessor requires such removal or if required under the Prime Lease.  Lessee shall indemnify, defend and hold harmless Lessor against any and all loss, cost, liability, claim, damage and expenses, including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses, court costs, penalties and fines incurred in connection with or arising from any such changes, alterations and improvements.  Lessee shall not be obligated to remove or restore any alterations or improvements existing in the Subleased Premises on the Commencement Date unless Prime Landlord and Lessee enter into a direct lease having a term commencing immediately following the Term of this Sublease and Prime Landlord releases Lessor from all surrender, restoration and similar obligations under the Prime Lease.

6.Services; Disputes with Prime Landlord. Notwithstanding anything to the contrary contained herein, the only services, utilities, repairs, access, and equipment (collectively, together with similar rights, “Services”) to which Lessee is entitled are only those to which Lessor is entitled under the Prime Lease.  Lessee acknowledges and understands that the Services provided by Prime Landlord are not comprehensive and do not include all repair, maintenance or management services necessary or customary for the operation of the Subleased Premises and that Lessee will be responsible at its sole cost for contracting with Prime Landlord or its affiliate to provide such services, provided that, if Prime Landlord or its affiliate is not willing to provide such services (or is not willing to provide them on commercially reasonable market terms) then Lessee shall contract with a reputable third party property management company to provide such services, which third party management company is in the business of providing property management services to tenants in buildings comparable to the Building in Cambridge, Massachusetts.  Lessee acknowledges and agrees that all Services shall be provided solely by Prime Landlord, and Lessor shall not have any obligation during the term of this Sublease to provide any Services (but Lessee shall be permitted to use such services in accordance with and subject to the terms hereof).  Lessor shall in no event be liable to Lessee nor shall the obligations of Lessee hereunder be impaired or the performance thereof excused because of any failure or delay on Prime Landlord’s part in furnishing such Services unless such failure or delay is caused by Lessor’s negligent acts or misconduct or its default under the Prime Lease or this Sublease and such default is not caused by Lessee.  If, at any time during the Term, Prime Landlord shall default in any of its obligations to furnish Services to the Subleased Premises, then, if Lessee is not in then in breach of any of its obligations under this Sublease beyond applicable notice and cure periods, upon Lessor’s receipt of a written notice from Lessee specifying such default, Lessor shall, at Lessee’s sole cost and expense, promptly use its reasonable efforts to cause Prime Landlord to cure such default.  Lessor agrees, upon Lessee’s request, to use reasonable efforts (excluding litigation), at Lessee’s expense to cause Prime Landlord to provide the services and utilities described in Section 11 of the Prime Lease or to make the repairs or restorations described in Sections 13 or 18 of the Prime Lease, as applicable.  Lessor agrees that, if under the Prime Lease any right or remedy of Lessor or any duty or obligation of Prime Landlord is subject to or conditioned upon Lessor making any demand upon Prime Landlord or giving any notice or request to Prime Landlord  then, if Lessee shall so request, Lessor, at Lessee’s expense, shall make such demand or give such notice or request on Lessee’s behalf.

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7.Insurance. Lessee, at Lessee’s sole expense, shall maintain such policies of insurance as required of Lessor under the Prime Lease with respect to the Subleased Premises, in the manner set forth therein, listing Prime Landlord and Lessor as additional insureds and Lessee shall cause its insurance carrier to include any clauses or endorsements in favor of both Lessor and the Prime Landlord which Lessor is required to provide pursuant to the provisions of the Prime Lease.

8.Breach of Prime Lease. Lessee shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Prime Lease or which would cause the Prime Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Prime Landlord.  Lessee shall comply with all Rules and Regulations of the Building now or hereafter in effect.  In addition, Lessee agrees to indemnify and hold harmless Lessor from and against any and all liability, loss, damage, claim or expense (including reasonable attorneys’ fees) of any kind whatsoever in any way arising out of or connected with any breach, default or failure to perform on the part of the Lessee, as the case may be, under this or any other section of this Sublease.  Lessor shall indemnify and hold harmless Lessee from and against any and all liability, loss, damage, claim or expense (including reasonable attorneys’ fees) of any kind whatsoever in any way arising out of or in connection with any breach, default or failure to perform on the part of Lessor, as the case may be, under this or any other section of this Sublease.  The indemnity obligations under this section shall survive the expiration or sooner termination of this Sublease.  Lessee acknowledges and agrees that, in the event that Lessor becomes liable for any failure by Lessee to manage or maintain the Subleased Premises in accordance with the requirements of the Prime Lease, Lessee shall be solely responsible at its sole expense for all costs, claims, damages and liabilities associated with such failure.

9.Assignment and Subletting

9.01.Lessor shall have all of the rights of the Prime Landlord under Section 22 of the Prime Lease as though Lessor were the Prime Landlord and Lessee were the Tenant.  The provisions of this Section 9.01 are in addition to and not in substitution for the provisions of Section 22 of the Prime Lease.

9.02Lessee shall not have the right to sublease, assign, transfer, pledge, mortgage (or otherwise encumber) or allow the Subleased Premises to be occupied by anyone other than Lessee without the consent of (a) Prime Landlord, to the extent required under the Prime Lease and subject to any other rights of Landlord set forth therein with respect to subleases or assignments and (b) Lessor, to the same extent that Prime Landlord’s consent is required under the Prime Lease.  No assignment or subletting or any Permitted Assignment (as defined in the Prime Lease) shall release Lessee from its obligations hereunder and Lessee shall provide all such notices and other deliveries to Lessor in connection with any of the foregoing as and when required under the Prime Lease. Subject to the consent of the Prime Landlord and/or Lessor pursuant to the terms hereof and the terms of the Prime Lease, in the event of an assignment of this Sublease or a further sublet of all or a portion of the Subleased Premises, or other transfer or transaction involving this Sublease pursuant to which Lessee is entitled to receive consideration in excess of the Rental payable by Lessee hereunder to Lessor, after first deducting such actual and reasonable third party expenses such as tenant improvement costs, brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease or assignment (“Excess Sublease Rent”), then Lessee shall pay Sixty-Six and Two-Thirds Percent (66 2/3%) of such Excess Sublease Rent to Lessor in accordance with Section 22 of the Prime Lease as incorporated herein.

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9.03In addition to Lessee’s rights to a permitted transfer pursuant to Section 22(b) of the Prime Lease, Lessee shall have the right to assign this Lease, upon not less than 30 days’ advance notice to Lessor but without obtaining Lessor’s consent, to a corporation or other entity which is a successor in interest to Tenant by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the ownership interests or assets of  Lessee, provided that (i) the proposed assignee’s Net Worth (as such term is defined in Section 43(b) of the Prime Lease with references to Tenant being references to the proposed assignee) is no less than an amount equal to the Net Worth of the Lessee immediately prior to the effectiveness of such assignment, merger, consolidation, corporate reorganization or purchase of all or substantially all of the ownership interests or assets of Lessee, as evidenced by a certification from the Chief Financial Officer of such assignee of such assignee’s Net Worth in the form of the Required Net Worth Certification a balance sheet attached as Exhibit C hereof and (ii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment.  For purposes hereof, “Net Worth” shall mean the excess of the Lessee’s total assets (less intangible assets) over Lessee’s liabilities.

9.04In the event of termination, re-entry or dispossession of Lessor by Prime Landlord under the Prime Lease, Prime Landlord may, at its option, take over all of the right, title and interest of Lessor, as sublessor under this Sublease, and Lessee, at Prime Landlord’s option, shall attorn to Prime Landlord pursuant to the then executory provisions of this Sublease, except that Prime Landlord shall not be: (i) liable for any act or omission of Lessor under this Sublease, (ii) subject to any defense or offsets which Lessee may have against Lessor, except for offset rights to which Lessee is entitled pursuant to this Sublease; (iii) bound by any previous payment which Lessee may have made to Lessor more than one (1) month in advance of the date upon which such payment was due, unless previously approved by Prime Landlord; (iv) bound by any obligation to make any payment to or on behalf of Lessee; (v) bound by any obligation to perform any work or to make improvements to the Premises (as such term is defined in the Prime Lease) or the Subleased Premises, provided the foregoing shall not relieve the Prime Landlord from the continuing obligations required of the Landlord under the Prime Lease; (vi) bound by any amendment or modification of this Sublease made without Prime Landlord’s consent; or (vii) bound to return Lessee’s security deposit, if any, until such deposit has come into its actual possession and Lessee would be entitled to such security deposit pursuant to the terms of this Sublease.  Notwithstanding anything to the contrary contained herein, nothing contained shall limit Lessee’s rights, defenses or remedies for any default by a prior sublandlord (including Lessor) under this Sublease which remains uncured following the time Prime Landlord succeeds to the interest of Lessor under the Sublease, nor relieve Prime Landlord of the obligation to cure ongoing defaults that are continuing following the date that Prime Landlord succeeds in the interest of Lessor under this Sublease, provided that Prime Landlord is given written notice of such default and thereafter fails to cure the same within the cure period provided for in this Sublease.

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9.05 Notwithstanding anything to the contrary contained in the Prime Lease, excluding any such Permitted Assignment pursuant to Section 22(b) or (c) of the Prime Lease, if at any time or from time to time during the period excluding the final thirty-six (36) months of the Term, Lessee desires to (i) assign this Sublease or its entire interest under this Sublease, or (ii) sublet (y) greater than one-hundred eighty thousand (180,000) rentable square feet of the Subleased Premises (in one or more transactions, whether or not related), or (z) any portion of the Subleased Premises for substantially the remainder of the Term (such proposed transfer in (i) and (ii) being considered a “Recapture Event”), then at least fifteen (15) days prior to the date when Lessee desires the assignment or subletting to be effective (the “Transfer Date”), Lessee shall deliver a notice to Lessor (the “Notice”) which shall set forth the name, address and business of the proposed assignee or sublessee, information (including financial statements) concerning the character of the proposed assignee or sublessee, a detailed description of the space proposed to be assigned or sublet, which must be a single, self-contained unit or have the ability to be demised into a single, self-contained unit (the “Space”), any rights of the proposed assignee or sublessee to use Lessee’s improvements and the like, the Transfer Date, and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Lessor may reasonably require.  If Lessor requests additional detail, the Notice shall not be deemed to have been received until Lessor receives such additional detail.  In the event of a Recapture Event, Lessor shall have the option, exercisable by giving notice to Lessee at any time within fifteen (15) days after Lessor’s receipt of the Notice (“Recapture Notice”), to terminate this Sublease as to the Space as of the Transfer Date, in which event Lessee shall be relieved of all further obligations hereunder as to the Space.  If Lessor exercises its option to recapture the Space, then Lessor shall install a demising wall separating the Space from the balance of the Subleased Premises and shall separate utility lines to the extent required, at Lessor’s sole cost and expense.  No failure of Lessor to exercise its recapture right with respect to the Space shall be deemed to be Lessor’s consent to the assignment or subletting of all/or any portion of the Space.  Provided Lessor has consented to such assignment or subletting, Lessee may assign or sublet the Space to the transferee named in the Notice in accordance with the terms and conditions of the Prime Lease.  For the avoidance of doubt, during the final thirty-six (36) months of the Term, the recapture conditions of this Section 9.05 shall no longer apply.

9.06If (a) Lessee desires to enter into a transaction to sublease a portion of the Subleased Premises and (b) the number of rentable square feet then contemplated to be subleased by Lessee, when aggregated with the number of rentable square feet of the Subleased Premises previously subleased by Lessee, exceeds one hundred eighty thousand (180,000) rentable square feet of space, a Recapture Event shall be deemed to have occurred with respect to the current proposed subleased space as well as all previously subleased space and Lessee shall deliver a Notice to Lessor identifying all of the space that is the subject of the Recapture Event, together with true and correct copies of all applicable subleases.  In such event, Lessor shall have (i) the rights set forth in Section 9.05 with respect to the space that Lessee then currently proposes to sublease and (ii) as to the remainder of the space that is the subject of earlier subleases, Lessor shall have the right (which shall be contained in all subleases entered into by Lessee) to terminate the sublease between Lessee and the subtenant in which event Lessor shall recognize the sublease as a direct lease between Lessor and the subtenant until the end of the applicable sublease term.

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10.Indemnification; Damage.

10.01Subject to any applicable waiver of subrogation and/or release provisions applicable to the parties, and except to the extent resulting from the negligence or willful misconduct of Lessor or any of Lessor’s employees, agents, contractors or invitees, Lessee shall indemnify, defend and hold harmless Lessor and its employees and agents from and against any and all loss, cost, liability, claim, damage and expense, including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses and court costs, penalties and fines incurred in connection with or arising from any injury, damage or loss (by theft or otherwise) occurring in or about the Subleased Premises or the Building and arising from any acts, omissions or negligence of Lessee, its employees, licenses or agents.  Subject to any applicable waiver of subrogation and/or release provisions applicable to the parties, and except to the extent resulting from the negligence or willful misconduct of Lessee or any of Lessee’s employees, agents, contractors or invitees, Lessor shall indemnify, defend and hold harmless Lessee and its employees and agents, from and against any and all loss, cost, liability, claim, damage and expense, including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses and court costs, penalties and files incurred in connection with or arising from any negligence or willful misconduct of Lessor or Lessor’s employees, agents, contractors or invitees.

10.02  Notwithstanding any other provision of this Sublease or the Prime Lease to the contrary, except to the extent resulting from Lessor’s negligence or willful misconduct, Lessor shall not be liable to Lessee, or to Lessee’s employees, agents, subtenants, licensees, invitees, or visitors, or to any other person whomever, for any loss, or any damage to or loss of any property or death or injury to any person occasioned by or arising out of (a) the condition or design of or any defect in or failure to repair the Subleased Premises or the Building or any part or component thereof (including without limitation any mechanical, electrical, plumbing, heating, air conditioning or other systems or equipment); or (b) acts or omissions of Prime Landlord, other tenants or occupants in the Building or of any other persons whomever; or (c) burglary, theft, vandalism, malicious mischief, fire, act of God, public enemy, criminal conduct, court order or injunction, riot, strike, insurrection, war, requisition or order of governmental authority, or any other matter beyond the reasonable control of Lessor; (d) repair or alteration of any part of the Subleased Premises or Building; or (e) violation or default by Prime Landlord under the Prime Lease (including without limitation slowdown, interruption, failure or cessation of any service to be provided by Prime Landlord).

11.Consents and Approvals. In any instance when Lessor’s consent or approval is required under this Sublease, Lessor’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from Prime Landlord (if required under the Prime Lease).  In the event that Lessee shall seek the approval by or consent of Lessor and Lessor shall fail or refuse to give such consent or approval, Lessee shall not be entitled to any damages for any withholding or delay of such approval or consent by Lessor, it being intended that Lessee’s sole remedy shall be an action for injunction or specific performance and that said remedy of any action for injunction or specific performance shall be available only in those cases where Lessor shall have expressly agreed not unreasonably to withhold or delay its consent.  Notwithstanding anything to the contrary contained herein, in the event Prime Landlord agrees to provide its consent where necessary pursuant to the Prime Lease, Lessor agrees it shall not unreasonably withhold, condition or delay its consent hereunder.

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12.Brokerage. Lessee represents that it dealt with no broker in connection with this Sublease other than Jones Lang LaSalle.  Lessee shall indemnify, defend and hold Lessor harmless against liability arising out of any inaccuracy or alleged inaccuracy of the foregoing representation of Lessee.  Lessor represents that it dealt with no broker in connection with this Sublease other than Zell Partnership, Inc. Lessor shall indemnify, defend and hold Lessee harmless against liability arising out of any inaccuracy or alleged inaccuracy of the foregoing representation of Lessor.  Lessor shall be responsible for paying any commissions due to Jones Lang LaSalle and Zell Partnership, Inc. arising out of the execution of this Sublease pursuant to separate agreements.  Lessor shall have no liability for brokerage commissions arising out of a sublease or assignment by Lessee and Lessee shall and does hereby indemnify Lessor against all liability for brokerage commissions arising out of any such sublease or assignment.  The provisions of this Section 12 shall survive the expiration or earlier termination of this Sublease.

13.Notices

13.01.All rent and other payments required to be made by Lessee shall be payable to Lessor at Lessor’s address set forth on the first page hereof or at such other address as Lessor may specify from time to time by Notice (as hereinafter defined) to Lessee.  Whenever this Sublease requires or permits any consent, approval, notice, request or demand from one party to the other (collectively, “Notice”), such Notice must be in writing to be effective and shall be effective on the date of actual receipt of such Notice by the addressee or when the attempted initial delivery is refused or when it cannot be made because of a change of address of which the sending party has not been notified.  The following shall, without limitation, be prima facia evidence of actual receipt of Notice by the addressee:  (a) if mailed, by a United States certified mail return receipt, signed by the addressee or the addressee’s agent or representative, (b) if sent by overnight courier with receipt signed by the addressee or the addressee’s agent or representative; or (c) if hand delivered, by a delivery receipt signed by the addressee or the addressee’s agent or representative.  All notices or other communications required or desired to be given hereunder to Lessor shall be delivered to the address set forth in the preamble, Attn: Head of Real Estate, with a copy to: Aventis Inc., North American Legal Department, U.S. Corporate, 55 Corporate Drive, Bridgewater , New Jersey 08807-0977, Attn: General Counsel, North America and with a copy to; and with a copy to Arnold & Porter, 601 Massachusetts Avenue NW, Washington, DC 20001, Attn: Kenneth Schwartz.  All such notices or other communications to Lessee shall be delivered to BLUEBIRD BIO, INC., a Delaware corporation, 60 Binney Street, Cambridge, Massachusetts 02142, Attn: General Counsel.

13.02Any notices, approvals, consents or other communications under this Sublease shall be in writing and sent by either (a) certified mail, return receipt requested, postage prepaid, (b) personal delivery or (c) nationally recognized overnight courier service to the parties at their respective addresses set forth in this Sublease.  Any notice, approval, consent or other communication shall be deemed given if sent by certified mail, return receipt requested on the third business day following the date mailed, if sent by personal delivery on the date delivered or if sent by nationally recognized overnight courier service on the next business day after the date delivered to such courier service.

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14.Confidentiality.  Except as otherwise required by law, neither Lessor nor Lessee shall disclose the terms of this Sublease to any other person.  Notwithstanding the foregoing,  Lessor and Lessee shall have the right to disclose the terms of this Sublease to their respective (i) members, partners, shareholders, directors, officers, employees and agents of each of their constituent entities and (ii) their respective legal counsel and advisors.  All persons described in the foregoing clauses (i) and (ii) shall be informed by Lessor or Lessee, as applicable, of the confidential nature of such information and shall be directed to keep such information confidential.   Notwithstanding the foregoing, each of Lessor and Lessee acknowledges that the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) may require the other party to disclose certain basic information concerning this Sublease and the transactions contemplated herein in documents to be filed with the SEC.  The parties agree that Lessor and Lessee shall be permitted to make such disclosures and that such disclosures shall not constitute a breach or a violation of this Section 14 or any other confidentiality or non-disclosure agreement executed by the parties (or any of their respective affiliates).

15.Representations

15.01.Lessor’s Representations.  To induce Lessee to enter into this Sublease, Lessor hereby represents, warrants and covenants to Lessee that:

(a)Lessor holds the entire tenant’s interest under the Prime Lease;

(b)Lessor has not sublet the Subleased Premises or any portion of the Subleased Premises; and

(c)Lessor is a duly formed and validly existing Delaware corporation.  This Sublease has been duly authorized, executed and delivered by Lessor.

15.02.Lessee's Representations.   To induce Lessor to enter into this Sublease, Lessee hereby represents, warrants and covenants to Lessor that:

(a)Lessee is a duly formed and validly existing Delaware corporation; and

(b)This Sublease has been duly authorized, executed and delivered by Lessee.

16.Lessor’s Liability.  Lessor, its partners, officers, directors, shareholders and principals, disclosed or undisclosed, shall have no personal liability under this Sublease.  If Lessor shall fail to perform any covenant, term or condition of this Sublease upon Lessor’s part required to be performed, or if Lessee shall make any claim arising out of Lessee’s occupancy or use of the Subleased Premises, Lessor’s liability from and after the date of this Sublease shall not exceed the Rental payable hereunder, and in no event shall Lessor’s partners, officers, directors, shareholders or principals, disclosed or undisclosed, be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Lessee’s remedies under or with respect to this Sublease, the relationship of Lessor and Lessee hereunder or Lessee’s use or occupancy of the Subleased Premises.  If Lessee shall acquire a lien on such other property or assets by judgment or otherwise, Lessee shall promptly release such lien by executing and delivering to Lessor any instrument, prepared by Lessor, required for such lien to be released.  This paragraph shall inure to the benefit of Lessor and its successors and assigns and shall survive the expiration or sooner termination of this Sublease.

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17. No Renewals.  Lessee shall have no renewal or extension rights hereunder and, notwithstanding anything herein to the contrary, no rights of Lessor to renewals under the Prime Lease shall be incorporated herein, provided, however, that if requested by Lessee, Lessor shall work in good faith with Lessee to obtain renewal rights for Lessee directly from Prime Landlord.

18. Parking; Signage.

18.01Lessee and its employees and invitees shall have the right to use Two Hundred  Sixteen (216) parking spaces in the Garage at market monthly rates, subject to the terms and conditions for the use thereof set forth in the Prime Lease.  Lessee shall be solely responsible for  paying directly to Prime Landlord or the Garage operator for all of such parking spaces at the monthly market rate designated by Prime Landlord pursuant to and in accordance with the terms of Section 10(b) of the  Prime Lease.  In addition, Lessee shall be obligated to pay Lessee’s Share of Operating Expenses for the Garage as additional rent hereunder.  Notwithstanding anything to the contrary contained in Sections 10(a) and 10(b) of the Prime Lease, as between Lessor and Lessee, Lessor shall have no obligations or liabilities to Lessee relating in any way to Lessee’s rights to park in the Garage.

18.02 On or prior to the Commencement Date, Lessor shall request that Prime Landlord replace Lessor’s name with that of Lessee on the monument sign located on the exterior of the Building, all of which shall be at the sole cost of Lessee.  Lessee shall have no other exterior signage rights granted under the Prime Lease to Lessor or otherwise.

19. Cleaning. Notwithstanding anything herein or in the Prime Lease to the contrary, Lessee shall be responsible, at its sole cost and expense, for performing all services for the Premises in accordance with first class standards and otherwise as required under the Prime Lease.

20.Security.  Lessor shall have no responsibility or liability for the security of the Building, the Subleased Premises or the safety of any of Lessee’s employees, agents or contractors and Lessee hereby waives any right to make any claims against Lessor with regard to any such security matters.  Lessee shall have the right to provide security in accordance with Section 33 of the Prime Lease.

21. Security Deposit.

21.01Not later than five (5) business days following delivery by Prime Landlord of its written consent to this Sublease, Lessee shall deliver to Lessor the sum of Forty Million Seventy One Thousand Six Hundred Fifty Four and 15/100 Dollars ($40,071,654.15) (the “Security Deposit”) in the form of a letter of credit (“Letter of Credit”) in accordance with the requirements set forth below. Such Security Deposit shall be security for the payment and performance by Lessee of all obligations, covenants, conditions and agreements under this Sublease, and Lessor shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to cure any monetary Default or material non-monetary Default under this Sublease by Lessee, in which event Lessee shall be obligated to promptly deposit with Lessor the amount necessary (or deliver an amendment to the Letter of Credit) to restore the Security

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Deposit to its original amount within fifteen (15) days.  In the event a monetary Default or material non-monetary Default occurs and is continuing, said Security Deposit shall not be deemed liquidated damages and Lessor may apply that portion of the Security Deposit to cure the monetary Default or material non-monetary Default on Lessee’s behalf, and such application shall not preclude Lessor from recovering from Lessee all additional damages incurred by Lessor.  In the event Lessee fully and faithfully complies with all terms, covenants, and conditions of this Sublease, the Letter of Credit shall be returned to Lessee within forty-five (45) days following the expiration or earlier termination hereof and Lessee’s surrender of the Subleased Premises in accordance with the terms of this Sublease.  Lessor shall transfer at its sole cost and expense the Letter of Credit to any purchaser or other successor or assignee of its interest hereunder and upon such transfer, Lessor shall be discharged and released from all further liability with respect to the Security Deposit and Lessee agrees to look solely to the successor or assignee for the return thereof.  The Letter of Credit shall be an unconditional, irrevocable Letter of Credit in a form and from a financial institution reasonably acceptable to Lessor and shall have a term equal to the period expiring on the sixtieth (60th) day following the expiration of the Term or, at Lessee’s option, shall have a term equal to the period expiring on an earlier date, which shall be no less than the first anniversary of the date of issuance thereof, in which event Lessee covenants that a renewal or replacement shall be delivered to Lessor by that date which is thirty (30) days prior to the expiration date of such Letter of Credit.  If Lessee fails to so timely renew (or so replace) and deliver said Letter of Credit, Lessor may draw upon the Letter of Credit then in effect without the necessity of any other notice, in which event the proceeds thereof shall be held by Lessor until Lessee delivers a renewal or replacement. Said Letter of Credit shall provide that Lessor shall be permitted to draw on same following its declaration that it is permitted to so draw pursuant to the terms of this Sublease without requiring any additional certifications or evidence of Default.  In the event said Letter of Credit would expire during the pendency of any litigation and Lessee does not renew or replace the same at least thirty (30) days prior to the expiration date of such Letter of Credit, Lessor may draw upon said Letter of Credit after a Default by Lessee and hold the proceeds thereof as a Security Deposit hereunder.  Said Letter of Credit shall provide that Lessor be permitted to draw on same either by presentation (i) in person at a location in the United States of America or (ii) by overnight courier service, or (iii) by facsimile.  The use, application or retention of the proceeds of the Letter of Credit, or any portion thereof, by Lessor shall not prevent Lessor from exercising any other right or remedy provided by this Sublease or by law, and shall not limit any recovery to which Lessor may otherwise be entitled.  Notwithstanding anything to the contrary contained in this Sublease, Lessee acknowledges and agrees that if Lessee fails to timely make any payment required to be made by Lessee under that certain Purchase Agreement by and between Lessor and Lessee dated as of the date hereof relating to certain FF&E, and Lessee fails thereafter to make such payment within three (3) business days after written notice from Lessor, then failure to make such payment shall constitute an immediate Default under this Sublease without any further cure right on the part of Lessee.

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21.02If, on each of the anniversaries of the Commencement Date (each, an “Anniversary Date”), Lessee meets or exceeds the requirements that (i) Lessee’s working capital shall be at least $1,000,000,000, with such “working capital” defined as total current assets plus any other marketable securities that are readily convertible into cash minus the total current liabilities of Lessee as reported in Lessee’s SEC filings, and (ii) no Default by Lessee under this Sublease shall have occurred and be continuing (collectively, the “Reduction Requirements”, and each a Reduction Requirement”), then as provided below in this Section, the Security Deposit shall be reduced by the amounts set forth in the table below.

Anniversary Date:	Amount of Reduction to Security Deposit (“Reduction Amount”):	Resulting Reduced Security Deposit:
Fourth (4th) anniversary of the Commencement Date	$13,357,218.03	$26,714,436.12
Seventh (7th) anniversary of the Commencement Date	$13,357,218.03	$13,357.218.06

The “Reduced Security Deposit” shall mean the amount of the Security Deposit required to be held by Lessor under this Sublease as of the Reduction Date, less the Reduction Amount.  If Lessee provides Lessor with written evidence reasonably satisfactory to Lessor that Lessee has met all of the Reduction Requirements, then Lessor shall return the unapplied portion of the Security Deposit then held by Lessor, less the Reduced Security Deposit, to Lessee within fifteen (15) days of Lessee’s delivery of such written evidence.  If Lessor returns to Lessee any portion of the Security Deposit in accordance with this Section, then from and after the date such monies are returned to Lessee, the “Security Deposit” shall be deemed the Reduced Security Deposit for all purposes of this Sublease.

22.Miscellaneous.

22.01In the event of any action or proceeding brought by either party under this Sublease against the other party hereto, the prevailing party shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees, in such action or proceeding.

22.02Submission of this Sublease to Lessee for signature does not constitute a reservation of space or an option to Sublease.  This Sublease is not effective until execution by and delivery to both Lessor and Lessee.

22.03 If any provision of this Sublease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Sublease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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22.04This Sublease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns (subject to any other express provisions addressing subleasing and assignment).

22.05The captions appearing in this Sublease are for convenience only and in no way define, limit, construe or describe the scope or intent of any Section.  The laws of the Commonwealth of Massachusetts and applicable United States federal law shall govern the validity, performance and enforcement of this Sublease.  This Sublease shall not be construed more or less favorably with respect to either party as a consequence of the Sublease or various provisions hereof having been drafted by one of the parties hereto.

22.06This Sublease may not be altered, waived, amended or extended except by an instrument in writing signed by Lessor and Lessee.

22.07LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS SUBLEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS SUBLEASE.

22.08Lessee represents and warrants that the financial statements that it provided to Lessor prior to the execution of this Sublease truly, accurately and fairly represent the financial results, cash flows and financial condition of Lessee as of the date of such statements and do not misstate any material fact or omit any material information or contingent liability.

22.09This Sublease may be executed in counterparts.

(Remainder of page intentionally left blank; signature page follows.)

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Sublease as of the day and year first above written.

AVENTIS INC.
a Pennsylvania corporation

By:	/s/ Doug McLeester
	Name:	Doug McLeester
	Title:	Head of Sanofi Business Services

BLUEBIRD BIO, INC.
a Delaware corporation

By:	/s/ Jason Cole
	Name:	Jason Cole
	Title:	Chief Operating and Legal Officer

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SCHEDULE 1

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EXHIBIT A

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EXHIBIT B

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EXHIBIT C

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